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                      AGREEMENT AND PLAN OF REORGANIZATION





                         Among each of the Stockholders
                                       of
                   Frontier Media Group, Inc., as Transferors,
                                       and
                          Icon CMT Corp., as Transferee









                            ------------------------

                            Dated as of May 20, 1998

                            ------------------------





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




                                TABLE OF CONTENTS


Section                                                                     Page

1.       Certain Definitions...................................................1

2.       Exchange of Frontier Shares for Icon Shares...........................5
         2.1.     Exchange Transaction.........................................5
         2.2.     Escrow.......................................................5

3.       Closing Matters.......................................................5
         3.1.     The Closing..................................................5
         3.2.     Deliveries by the Transferors................................6
         3.3.     Deliveries by the Transferee.................................7

4.       The Transferors' Representations and Warranties.......................8
         4.1.     Power and Authority..........................................8
         4.2.     Consents.....................................................9
         4.3.     Litigation...................................................9
         4.4.     Organization.................................................9
         4.5.     Capitalization...............................................9
         4.6.     Securities Owned............................................10
         4.7.     Financial Statements; No Undisclosed Liabilities............10
         4.8.     No Adverse Change...........................................10
         4.9.     Assets......................................................11
         4.10.    Material Contracts..........................................11
         4.11.    [INTENTIONALLY OMITTED].....................................12
         4.12.    Accounts....................................................12
         4.13.    Real Property...............................................12
         4.14.    Environmental Matters.......................................13
         4.15.    Bank Accounts...............................................13
         4.16.    Governmental Licenses and Consents..........................13
         4.17.    Taxes.......................................................14
         4.18.    Trade Rights................................................15
         4.19.    Employees; Labor Disputes...................................15
         4.20.    Directors, Officers and Employees...........................15
         4.21.    Employee Benefits...........................................16
         4.22.    Suppliers and Customers.....................................17
         4.23.    Insurance...................................................17
         4.24.    Brokers or Finders..........................................18
         4.25.    No Misrepresentation by the Transferors.....................18

Section                                                                     Page

         4.26.    Accounting Matters..........................................18
         4.27.    Year 2000...................................................18
         4.28.    Acquisition for Investment..................................19
         4.29.    Power and Authority of the Identified Transferors...........19
         4.30.    Consents of the Identified Transferors......................19
         4.31.    Litigation Affecting the Identified Transferors.............19
         4.32.    Ownership of Frontier Shares by the Identified Transferors..20
         4.33.    Brokers or Finders of the Identified Transferors............20
         4.34.    Passive Stockholders........................................20
         4.35.    Acquisition for Investment..................................20

5.       The Transferee's Representations and Warranties......................20
         5.1.     Organization................................................20
         5.2.     Power and Authority.........................................20
         5.3.     Consents....................................................21
         5.4.     Litigation..................................................21
         5.5.     Capitalization..............................................21
         5.6.     Financial Statements and Other Corporate Information........22
         5.7.     No Material Adverse Change..................................22
         5.8.     No Registration Required....................................22
         5.9.     Acquisition for Investment..................................22
         5.10.    Listing of Icon Common Stock ...............................22
         5.11.    Brokers or Finders..........................................22

6.       Covenants............................................................22
         6.1.     Best Efforts................................................22
         6.2.     Company to Conduct Business in the Ordinary Course..........23
         6.3.     Further Information.........................................24
         6.4.     Public Announcements........................................24
         6.5.     Confidentiality.............................................24
         6.6.     Lien Searches...............................................25
         6.7.     Termination of SAR Plan.....................................25
         6.8.     Tax Returns and Payments....................................25
         6.9.     Pooling and Tax-Free Reorganization Treatment...............28
         6.10.    No-Shop.....................................................28
         6.11.    Financial Statements........................................29
         6.12.    Certain Lease Obligations...................................29

Section                                                                     Page

7.       Conditions to Closing................................................29
         7.1.     Conditions of the Transferee's Obligation to Close..........29
         7.2.     Conditions of the Transferors' Obligation to Close..........30

8.       Investment Undertaking; Registration Rights..........................31
         8.1.     Investment Undertaking......................................31
         8.2.     Registration Rights.........................................31

9.       Additional Covenants of the Transferors and the Transferee...........31
         9.1.     Confidentiality.............................................31
         9.2.     Listing of Icon Shares......................................32

10.      Termination..........................................................32
         10.1.    Termination.................................................32
         10.2.    Effect of Termination.......................................32

11.      Indemnification......................................................32
         11.1.    Indemnification by Certain of the Transferors...............32
         11.2.    Indemnification by the Identified Transferors...............33
         11.3.    Indemnification by the Transferee...........................33
         11.4.    Indemnification Procedures..................................34
         11.5.    Survival of Representations and Warranties..................35
         11.6.    Indemnification Threshold, Limitations and Termination......35
         11.7.    Set-Off Against Escrowed Shares.............................36

12.      Miscellaneous........................................................36
         12.1.    Limitation of Authority.....................................36
         12.2.    Transferors' Representative.................................36
         12.3.    Fees and Expenses...........................................37
         12.4.    Notices.....................................................37
         12.5.    Amendment...................................................38
         12.6.    Waiver......................................................38
         12.7.    Governing Law...............................................38
         12.8.    Jurisdiction................................................38
         12.9.    Remedies....................................................38
         12.10.   Severability................................................39
         12.11.   Further Assurances..........................................39
         12.12.   Assignment..................................................39
         12.13.   Binding Effect..............................................39

Section                                                                     Page

         12.14.   Incorporation by Reference..................................40
         12.15.   Entire Agreement............................................40
         12.16.   Counterparts................................................40

INDEX TO EXHIBITS AND SCHEDULES...............................................44

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


            AGREEMENT AND PLAN OF REORGANIZATION, dated as of May 20, 1998 (this "Agreement"), among ICON CMT CORP., a Delaware corporation having its principal place of business at 1200 Harbor Boulevard, Weehawken, New Jersey 07087 (the "Transferee"), and each of the Persons listed on Schedule 2.1 hereto (each, a "Transferor" and, collectively, the "Transferors").


                              W I T N E S S E T H:


            WHEREAS,  the  Transferors  own all of the  issued  and  outstanding
shares  of  capital  stock  of  Frontier  Media  Group,   Inc.,  a  Pennsylvania
corporation (the "Company");

            WHEREAS, the Company is engaged in the business of designing and developing interactive multimedia applications for marketing, training and communications, and all related business operations and activities (the "Business");

            WHEREAS, the Transferors desire to exchange the Frontier Shares for the Icon Shares (the "Reorganization"), and the Transferee is willing to issue and deliver the Icon Shares to the Transferors solely in exchange for the Frontier Shares;

            WHEREAS,  for federal  income tax purposes,  it is intended that the
Reorganization  shall  qualify  as  a  tax-free   reorganization  under  Section
368(a)(1)(B) of the Code; and

            WHEREAS,   for  accounting   purposes,   it  is  intended  that  the
Reorganization shall be accounted for as a "pooling of interests";

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

      1.    Certain   Definitions.   Capitalized  terms  used  but  not  defined
elsewhere in this Agreement are defined as follows:

            1.1. "Account" means any account receivable, note, draft or other instrument and any other right to payment arising in the Business from the sale of merchandise or services or any other sale, lease, exchange or other disposition by, or for the account of, the Company of any assets of the Company, whether or not in the ordinary course of business.

            1.2. "Affiliate" of a Person means another Person directly or indirectly controlling, controlled by, or under common control with, such Person; for this purpose, "control" of a Person means the power (whether or not exercised) to direct the policies, operations or activities of such

Person by or through the ownership of, or right to vote, or direct the manner of voting of, securities of such Person, or pursuant to agreement or Law or otherwise.

            1.3.  "Assets" means the assets owned by the Company.

            1.4.  "Closing" has the meaning set forth in Section 3.1 hereof.

            1.5.  "Closing Date" means the date of the Closing.

            1.6. "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

            1.7. "Consent" means any approval, authorization, consent or ratification by or on behalf of any Person that is not a party to this Agreement, or any waiver of, or exemption or variance from, any License or Order.

            1.8. "Contract" means any written or oral contract, agreement, arrangement or understanding, including without limitation any loan agreement or indenture, purchase, sales, supply or service order or agreement, real property, equipment or other lease, or license of Trade Rights, to which the Company is a party or by which the Company, the Business or any of the Assets are bound.

            1.9.  "Employee Plan" means an "employee benefit plan" as defined in
Section 3(3) of ERISA, including a Multiemployer Plan.

            1.10. "Environmental Law" means any Law relating to environmental protection or natural conservation, including without limitation the Resource
Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, 49
U.S.C. ss.1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, 42 U.S.C. ss.7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss.2601-2629, and the Safe Drinking Water Act, 42 U.S.C. ss.300 et seq.

            1.11. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            1.12. "Escrow Agent" means Klehr, Harrison, Harvey, Branzburg & Ellers LLP, a Pennsylvania limited liability partnership.

            1.13. "Frontier Common Stock" means the Company's common stock, no par value per share.

            1.14. "Frontier Shares" has the meaning set forth in Section 2.1 hereof.

            1.15. "GAAP" means generally accepted accounting principles in effect from time to time within the United States.

            1.16. "Governmental Authority" means any federal, state, local or foreign government or governmental authority, agency or instrumentality, or any court or arbitration panel of competent jurisdiction, or any recognized professional or industry association or organization which establishes policies or standards or otherwise regulates or supervises services and activities related to the Business or the Assets.

            1.17. "Hazardous Material" means any contaminant, pollutant or toxic or hazardous waste, effluent or other substance or material, including without limitation any radioactive, explosive, flammable, corrosive or infectious substance or material or any substance or material containing asbestos, polychlorinated biphenyls or urea formaldehyde or which is subject to regulation under any Environmental Law or any License or Order relating thereto.

            1.18. "Icon Common Stock" means the Transferee's common stock, par value $.001 per share.

            1.19. "Icon Shares" has the meaning set forth in Section 2.1 hereof.

            1.20. "Identified Transferors" means Joan Langer, Jonathan Langer and Michael Kramer.

            1.21. "Law" means any statute, rule, regulation or ordinance of any Governmental Authority or any applicable common law.

            1.22. "Lease" means a lease of Leased Real Property.

            1.23. "Leased Real Property" means Real Property leased by the Company, as tenant.

            1.24. "License"   means   any   license,   permit,    certification,
qualification or franchise issued or granted by any Governmental Authority.

            1.25. "Lien" means any security interest, conditional sale or other title retention agreement, mortgage, pledge, lien, charge, encumbrance or other adverse claim or interest.

            1.26. "Lien Report" means a report in customary form of the Lien search or survey conducted pursuant to Section 6.6 hereto.

            1.27. "Multiemployer Plan" means a "multiemployer plan" as defined in Section 3(37) of ERISA.

            1.28. "Order" means any judgment, order, writ, decree, award, directive, ruling or decision of any Governmental Authority.

            1.29. "Permitted  Encumbrances" has the meaning set forth in Section
4.9 hereof.

            1.30. "Person" includes, without limitation, a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, Governmental Authority, or any group of the foregoing acting in concert.

            1.31. "Pre-Closing Period" means any Tax period ending on or before the Closing Date and, in the case of any Tax period that begins on or before the Closing Date and ends after the Closing Date, the portion of such period through and including the Closing Date.

            1.32. "Proceeding" means any action, suit, investigation, audit, claim or other proceeding, at law or in equity, before or by any Governmental Authority.

            1.33. "Real  Property"  means  all the real  property  described  on
Schedule 4.13 hereto.

            1.34. "Tax" means any tax,  fee,  levy,  assessment  or other charge imposed by any Governmental Authority (including, without limitation, any income, franchise, gross receipts, property, sales, use, excise, services, value added, ad valorem, withholding, social security, estimated, accumulated earnings, transfer, license, privilege, payroll, profits, capital stock, employment, unemployment, severance, stamp, recording, occupancy, customs or occupation tax), including, without limitation, any liability therefor as a result of Treasury Regulation ss.1.1502-6 (or any comparable state, local or foreign Tax provision), as a transferee (including, without limitation, under
Section 6901 of the Code or any comparable state, local or foreign Tax provision) or as a result of any Tax sharing or similar agreement, and any interest, additions to tax and penalties in connection therewith.

            1.35. "Tax Return" means any return, amended return, declaration, report, estimate, claim for refund or credit, information return or statement (including any related or supporting information or schedule), and any amendment thereto, regarding Tax which is filed or required to be filed under applicable Law, whether on a consolidated, combined, unitary or separate basis or otherwise.

            1.36. "Trade Right" means a patent, copyright, trademark, trade name, brand name, service mark, logo, symbol, trade dress, design or representation or expression of any thereof, or registration or application for registration thereof, or any other invention, trade secret, technical information, know-how, proprietary right or intellectual property.

            1.37. "Transaction   Documents"   means  this   Agreement   and  the
Registration Rights Agreement.

      2.    Exchange of Frontier Shares for Icon Shares.

            2.1. Exchange Transaction. At the Closing, each Transferor shall convey, transfer, assign and deliver to Transferee the shares of Frontier Common Stock owned by such Transferor as set forth on Schedule 2.1 hereto (collectively, the "Frontier Shares"), free and clear of all Liens, which Frontier Shares shall constitute all of the issued and outstanding shares of capital stock of the Company on the Closing Date. In exchange for the Frontier Shares, at the Closing, the Transferee shall issue and deliver (a) to the Transferors certificates representing an aggregate of 655,493 authorized but previously-unissued shares of Icon Common Stock registered in the names of the Transferors in the respective amounts set forth on Schedule 2.1 hereto (collectively, the "Closing Shares"), and (b) to the Escrow Agent certificates representing an aggregate of 72,832 authorized but previously-unissued shares of Icon Common Stock registered in the names of the Transferors in the respective amounts set forth on Schedule 2.1 hereto (collectively, the "Escrowed Shares" and, collectively with the Closing Shares, the "Icon Shares").

            2.2. Escrow. The Escrowed Shares to be delivered by the Transferee to the Escrow Agent shall be held in escrow by the Escrow Agent, together with appropriate stock powers (the "Stock Powers") with respect to the Escrowed Shares executed in blank by each of the Transferors (which Stock Powers the Transferors shall deliver to the Escrow Agent at the Closing), to be held by the Escrow Agent in accordance with an Escrow Agreement in the form of Exhibit A hereto (the "Escrow Agreement"), which Escrow Agreement the Transferors, the Transferee and the Escrow Agent shall enter into at the Closing. The purpose of the Escrowed Shares is to serve as a source of funds to satisfy the obligations of each Transferor to the Transferee under this Agreement.

      3.    Closing Matters.

            3.1. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, 1211 Avenue of the Americas, New York, New York 10036 on May 27, 1998, or at such other place or on such other date, and at such time, as the parties hereto may agree. The execution and/or delivery of each document to be executed and/or delivered at the Closing and each other action to be taken at the Closing shall be subject to the condition that every other document to be executed and/or delivered at the Closing is so executed and/or delivered and every other action to be taken at the Closing is so taken, and all such documents and actions shall be deemed to be executed and/or delivered or taken, as the case may be, simultaneously. When all such documents are so executed and/or delivered and all such actions are so taken, the closing of the transactions provided for herein shall be effective as of the opening of business on the Closing Date.

            3.2. Deliveries by the Transferors. At the Closing, each Transferor shall:

                  (a) deliver to the Transferee a certificate representing the Frontier Shares being transferred by him, duly endorsed, or together with a duly executed stock power, for transfer to the Transferee;

                  (b) deliver to the Transferee (i) a Non-Competition Agreement executed by Natalie Cooper, in form and substance satisfactory to the Transferee, and (ii) a Non-Competition Agreement executed by each of Ira Brind, Myrna Brind, Bruce Lindsay, Gary Bard and Judy Bard, in each case in form and substance satisfactory to the Transferee;

                  (c) in the case of Robert T. Cooper, deliver to the Transferee an Employment Agreement executed by him, substantially in the form of Exhibit C hereto (the "Cooper Employment Agreement");

                  (d)   deliver  to  the  Transferee  an  Employment   Agreement
executed by Robert Weissman, substantially in the form of Exhibit D hereto (the "Weissman Employment Agreement");

                  (e) deliver to the Transferee an amendment to the existing employment agreement of each of James Burke and Craig Douglass (collectively, the "Identified Frontier Employees") executed by such Identified Frontier Employee, substantially in the form of Exhibits E-1 and E-2 hereto, respectively (collectively, the "Amendment Agreements");

                  (f)   execute  and  deliver  to  the   Transferee  the  Escrow
Agreement;

                  (g)   execute and  deliver to the  Transferee  a  Registration
Rights   Agreement,   substantially  in  the  form  of  Exhibit  F  hereto  (the
"Registration Rights Agreement");

                  (h) execute and deliver to the Transferee a certificate of non-foreign status in the form required by Section 1445 of the Code (which certificate shall be retained by the Transferee and be made available to the Internal Revenue Service upon request);

                  (i)   deliver to the Transferee the Lien Report;

                  (j) deliver to the Transferee Forms UCC-3 date stamped as "filed" with respect to, or other evidence, reasonably acceptable to the Transferee, of the release and termination of, any Liens (other than the Permitted Encumbrances) included in the Lien Report or otherwise known to Transferor;

                  (k) deliver to the Transferee a certificate executed by the Secretary of the Company, certifying (i) that the attached copies of the Certificate of Incorporation and By-laws of the Company, and, if applicable, resolutions of the Board of Directors of the Company approving the Transaction Documents to which it is a party and the transactions contemplated thereby are all true, complete and correct and remain unamended and in full force and effect, and (ii) the incumbency and specimen signature of each officer of the Company executing any Transaction Document to which it is a party or any other document delivered in connection therewith on behalf of the Company;

                  (l) deliver to the Transferee a certificate executed by each Transferor and by the Chief Executive Officer of the Company certifying that (i) the representations and warranties made by the Transferors herein are true and correct in all material respects on and as of the Closing Date, and (ii) all the conditions to closing set forth in Section 7.1 hereof have been satisfied;

                  (m) deliver to the Transferee an agreement substantially in the form of Exhibit G hereto (the "Affiliate Agreement"), executed by each of the Company's "affiliates" (as (i) defined for the purposes of Rule 144 of the General Rules and Regulations promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) used in and for the purposes of Accounting Series Release Nos. 130 and 135, as amended, promulgated by the SEC), relating to the disposition of the Frontier Shares held by him and the Icon Shares issuable to him pursuant to this Agreement;

                  (n)   execute and deliver a Stock Power to the Escrow Agent;

                  (o) deliver to the Transferee the legal opinion of Klehr, Harrison, Harvey, Branburg & Ellers LLP, counsel to the Company, substantially in the form of Exhibit H hereto; and

                  (p) deliver to the Transferee a resignation, effective as of the Closing Date, executed by each officer and director of the Company (other than Robert T. Cooper, in his capacity as President of the Company).

            3.3. Deliveries by the Transferee. At the Closing, the Transferee shall:

                  (a) issue and deliver to each Transferor the Closing Shares to which such Transferor is entitled;

                  (b)   issue and  deliver  to the  Escrow  Agent  the  Escrowed
Shares;

                  (c)   execute  and  deliver  to  the  Transferors  the  Escrow
Agreement;

                  (d) execute and deliver to Robert T. Cooper the Cooper Employment Agreement;

                  (e) execute and deliver to each Transferor the Registration Rights Agreement;

                  (f) deliver to the Transferors a certificate executed by the Secretary of the Transferee, certifying (i) that the attached copies of the Certificate of Incorporation and By-laws of the Transferee, and resolutions of the Board of Directors of the Transferee approving the Transaction Documents to which it is a party and the transactions contemplated thereby are all true, complete and correct and remain unamended and in full force and effect, and (ii) the incumbency and specimen signature of each officer of the Transferee executing any Transaction Document to which it is a party or any other document delivered in connection therewith on behalf of the Transferee;

                  (g) deliver to the Transferors a certificate of the Chief Executive Officer of the Transferee to the effect that (i) the representations and warranties made by the Transferee herein are true and correct in all material respects on and as of the Closing Date, and (ii) all the conditions to closing set forth in Section 7.2 hereof have been satisfied; and

                  (h) deliver to the Transferors the legal opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to the Transferee, substantially in the form of Exhibit I hereto.

      4.    The Transferors' Representations and Warranties.

      (A) Each Transferor, other than the Identified Transferors, hereby jointly and severally represents and warrants to the Transferee as follows:

            4.1. Power and Authority. The Company has full corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to assume and perform its obligations hereunder and thereunder. Each Transferor has full legal capacity, power and authority to execute and deliver each of the Transaction Documents and to assume and perform his obligations hereunder and thereunder. Each of the Transaction Documents has been duly executed and delivered by the Company (solely with respect to this Agreement) and each Transferor, and is a legally valid and binding obligation of the Company and each Transferor, as the case may be, enforceable against it or him in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles limiting the availability of certain remedies. The execution and delivery by the Company and each Transferor of each of the Transaction Documents to which it or he is a party do not, and the performance by the Company and each Transferor of its or his obligations hereunder and thereunder, will not, violate any provision of the Company's Certificate of Incorporation or By-laws, or violate any Law, and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person under, any Contract, or result in the creation or imposition of any Lien upon any of the Assets or the Frontier Shares or have an adverse effect by reason of the terms of, any Contract, Lien or Order to which any Transferor or the Company is a party or is subject or which is or purports to be binding upon him or it.

            4.2. Consents. Except as set forth on Schedule 4.2 hereto, no Consent of, or notice to, any Person is required as to any Transferor or the Company in connection with the Company's or such Transferor's execution and delivery of any of the Transaction Documents or the performance of the Company's and each Transferor's obligations hereunder and thereunder, where the failure to obtain that Consent or give that notice would have an adverse effect upon the Company, the Assets or the Business or prohibit, invalidate, or make unlawful, in whole or in part, any of the Transaction Documents, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby.

            4.3. Litigation. Except as disclosed on Schedule 4.3 hereto, no Proceeding is pending or, to the best of each Transferor's knowledge, threatened against or affecting any Transferor or the Company in which an unfavorable outcome would have an adverse effect upon the Company, the Business or the Assets or prohibit, invalidate, or make unlawful, in whole or in part, any of the Transaction Documents, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. No Transferor nor the Company is in default in respect of any Order, nor is there any such Order enjoining any Transferor in respect of, or the effect of which is to prohibit or curtail the Company's or any Transferor's performance of, its or his obligations under any of the Transaction Documents.

            4.4. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority to own the Assets and carry on the Business in the manner and places where such Assets are now owned and such Business is now being conducted. Complete and correct copies of the Company's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of the Commonwealth of Pennsylvania, and the Company's By-laws, including all amendments thereto, certified by the Secretary of the Company, have been delivered to the Transferee. The Company is Licensed to transact business as a foreign corporation in each jurisdiction where such License is required under applicable law in light of the location or character of the Assets or the operation of the Business, and each such jurisdiction is listed on Schedule 4.4 hereto.

            4.5. Capitalization. The entire authorized capital of the Company consists of 2,800,000 shares of Frontier Common Stock, of which only the Frontier Shares are currently outstanding. All of the Frontier Shares are duly authorized, validly issued, fully paid and nonassessable. Each Transferor owns the Frontier Shares set forth opposite his name on Schedule 2.1 hereto beneficially and of record, free and clear of all Liens whatsoever. No shares of Frontier Common Stock are reserved for issuance, and there are no agreements, commitments or arrangements providing for the issuance or sale of any capital stock of the Company, or any issued or outstanding options, warrants or rights to purchase, or any security or instrument convertible into or exchangeable for, any capital stock of the Company.

            4.6. Securities Owned. Except as set forth on Schedule 4.6 hereto, the Company does not own, directly or indirectly, any capital stock of, or other equity interest or participation in, any other Person or any option, warrant or other right to purchase, or any security or instrument convertible into or exchangeable for, any such capital stock or other equity interest or participation.

            4.7.  Financial Statements; No Undisclosed Liabilities.

                  (a) The Company has delivered to the Transferee balance sheets of the Company at December 31, 1995, 1996 and 1997 (the "Balance Sheets") and the related statements of income, retained earnings (deficit) and cash flows for each of the Company's fiscal years then ended (collectively, the "Financial Statements"), all of which (i) are complete and correct, (ii) present fairly the financial position of the Company at such dates and the results of its operations and cash flows for each of the periods then ended in conformity with GAAP, consistently applied throughout such periods and (iii) in the case of the Financial Statements as of and for the years ended December 31, 1996 and 1997, have been audited by Ernst & Young LLP, independent certified public accountants, and in the case of the Financial Statements as of and for the year ended December 31, 1995, have been reviewed by such firm.

                  (b) Except as set forth on the Company's audited balance sheet as of December 31, 1997 referred to in Section 4.7 hereof or as set forth on Schedule 4.7 hereto or the unaudited balance sheet of the Company at March 31, 1998 attached to such Schedule 4.7, the Company did not have, on the date hereof does not have, and at the Closing will not have, any liabilities or obligations of any kind, whether known or unknown, or whether absolute, accrued contingent, matured or otherwise, except liabilities or obligations that arose in the ordinary course of business.

            4.8. No Material Adverse Change. Since December 31, 1997, there has been no material adverse change in the Business, the Assets or the financial or other condition of the Company, and the Company has not:

                  (a)   incurred  any  damage,   destruction  or  similar  loss,
whether or not covered by insurance, materially adversely affecting the Business or the Assets;

                  (b) other than in the ordinary course of business, sold, assigned or transferred any of the Assets or any interest therein;

                  (c) incurred any obligation or liability (including any guaranty, indemnity, make-whole agreement for or with respect to any obligation or liability of another Person), or paid, satisfied or discharged any obligation or liability prior to the due date or maturity thereof, except obligations and liabilities in the ordinary course of business;

                  (d) other than in the ordinary course of business, created, incurred, assumed, granted or suffered to exist any Lien (other than the Permitted Encumbrances) on any of the Assets;

                  (e) other than in the ordinary course of business, waived any right of value or canceled, forgiven or discharged any debt owed to it or claim in its favor;

                  (f) declared, set aside or paid any dividend or made or committed to make any other distribution in respect of the Shares, except for
(i) a tax distribution in the amount of $201,111 paid to the Transferors in January, 1998 with respect to 1997 income Taxes and (ii) a distribution in the amount of $108,000 paid to the Transferors during April, 1998 with respect to 1998 income Taxes;

                  (g) effected any material change in its business policies or practices, accounting methods, conventions, principles or assumptions (except for changes in the classification of certain items on the Company's balance sheet at March 31, 1998 attached to Schedule 4.7 hereto requested by the Transferee, none of which changes are considered by the Transferors to be material), nature of the business relationships with its customers, suppliers or independent contractors or entered into any transaction not in the ordinary course of business; or

                  (h) except as set forth on Schedule 4.8 hereto, acquired the business or assets, substantially as a whole, of any other Person or made any capital expenditure in excess of $25,000.

            4.9. Assets. Except as set forth on Schedule 4.9 hereto, the Assets include all assets of every kind whatsoever used to conduct the Business in the manner in which it is currently being conducted, and no other assets are used or required to be used in connection with the Business. The Company owns all of the Assets free and clear of all Liens other than the Liens listed on Schedule 4.9 hereto (the "Permitted Encumbrances"). All of the Permitted Encumbrances were created in the ordinary course of business. All Assets consisting of equipment or other tangible property are in good operating condition and in a good state of maintenance and repair, ordinary wear and tear excepted, and except for matters that can be remedied by routine maintenance and repair.

            4.10. Material Contracts. All material Contracts in effect on the date hereof that are not listed on another Schedule to this Agreement are listed on Schedule 4.10 hereto. For this purpose, a Contract is "material" if (a) it relates to a transaction or series of transactions involving the expenditure or receipt by the Company of an amount in excess of $50,000 (or the transfer of property with a fair market value in excess of $50,000), (b) a breach or default thereunder would have a material adverse effect on the Business, the Assets or the financial or other condition of the Company, (c) it relates to any transaction not in the ordinary course of business or (d) any Affiliate of the Company is a party thereto. All such Contracts are in full force and effect and there is no breach or default thereunder by the Company or, to the best of the Transferors' knowledge, any other party thereto. No party to any such Contract has advised the Company, formally or informally, and each of the Transferors has no reason to believe, that any party to any such Contract intends to terminate such Contract by reason of the transactions contemplated by this Agreement or otherwise. True and complete copies of all such Contracts have been delivered or made available to the Transferee.

            4.11. [INTENTIONALLY OMITTED]

            4.12. Accounts. The Accounts result from bona fide sales to non-Affiliate customers in the ordinary course of business and are properly recordable in accordance with GAAP. To the best of each Transferor's knowledge, there is no contest, claim or right of set-off with respect to any Account relating to the amount or validity of such Account.

            4.13. Real Property.

                  (a) Schedule 4.13 hereto contains a list and description of all Real Property included in the Assets (including, where available, the legal description by metes and bounds, the addresses thereof and a brief description of all buildings and other structures located on such Real Property), whether owned, leased or otherwise used or occupied by the Company and, as to all such Real Property not owned by the Company, the annual rental payable and the remaining term of the lease relating thereto. There is no real property of any kind whatsoever used in the Business, except for the Leased Real Property.

                  (b) The Company has a valid and enforceable leasehold interest, free and clear of all Liens, other than the Permitted Encumbrances, in each parcel or tract of Leased Real Property. The Company has delivered to the Transferee a complete and correct copy of each Lease (including all amendments) relating to Leased Real Property. Each Lease is valid and enforceable in accordance with its terms, is in full force and effect and has not been canceled, terminated or modified in any way. The Company is not in default under any of the Leases and there is no event which has occurred which with due notice or lapse of time or both would constitute a default by the Company under any of the Leases. The Company has timely performed all of the obligations required to be performed by the tenant under the Leases and possesses and quietly enjoys the Leased Real Property demised under each of the Leases. The Company has not entered into any sublease of all or any portion of the Leased Real Property and no Person has any right to occupy the Leased Real Property other than the Company.

                  (c) To the best of the Transferors' knowledge, all of the buildings, structures and improvements on the Leased Real Property, including, without limitation, all structural features and building systems, are in good condition and repair and no extraordinary repair or improvement expense with respect thereto is anticipated during the balance of the term of the Lease related thereto (without regard to any provision for early termination or extension or renewal thereof).

                  (d)   No  Transferor  is a "foreign  person"  for  purposes of
Section 1445 of the Code.

            4.14. Environmental Matters. Except as set forth on Schedule 4.14 hereto, no Hazardous Material has been generated, used, treated, stored or disposed of at, or transported to or from, or released into the air, soil, surface or ground waters at, on or under, the Real Property or any other real property at any time owned, leased, operated or used (including, without limitation, for off-site storage or disposal) by the Company, or in connection with the Business that could result in any liability to the Company (provided, however, that with respect to off-site storage space leased by the Company, the foregoing representation and warranty shall only relate to the period during which the applicable property has been occupied by the Company). No such generation, use, treatment, storage, release, disposal or transportation of any Hazardous Material has been in violation of any applicable Environmental Law and no Governmental Authority or any other Person has asserted or alleged any such violation. The Company has all required Licenses and is in compliance with all Licenses and Orders to which it or the Business or Assets are subject relating to Environmental Laws. The Company is not currently engaged or participating in, or contributing to, any clean-up or remediation, pursuant to any Environmental Law. No Law, License, Order or Proceeding applicable to the Company or the Assets requires, and no Governmental Authority or other Person has taken, or, to the best of each Transferor's knowledge, has threatened or proposed to take, any action which would require, any clean-up or remediation or participation in or contribution to any such clean-up or remediation by the Company, or any payment to be made or expense or liability to be incurred or assumed or other action to be taken by the Company on account of any actual or alleged loss, damage or liability suffered by any other Person.

            4.15. Bank Accounts. Schedule 4.15 hereto is a complete and correct list of the names and locations of all banks and other depository institutions at which the Company has an account relating to the Business, the number of each such account and the names of all Persons authorized to draw thereon.

            4.16. Governmental Licenses and Consents. The Company has all Licenses and all Consents of Governmental Authorities required for it to conduct the Business as presently conducted. All such Licenses and Consents are in full force and effect and neither any Transferor nor the Company has received notice of any pending cancellation or suspension of any thereof nor, to the best of each Transferor's knowledge, is any pending cancellation or suspension thereof threatened. Except as set forth on Schedule 4.16 hereto, the applicability and validity of each such License or Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 4.16 hereto, the Company is in compliance in all material respects with each Law applicable to it and the Business, including, without limitation, each Environmental Law and each Law with respect to occupational safety, and employment practices.

            4.17. Taxes.

                  (a) The Company has elected to be treated as an "S" corporation for federal income Tax purposes at all times since its date of incorporation and such election is effective for each year thereafter up to and including the Closing Date. Schedule 4.17 hereto sets forth each other jurisdiction for which the Company has made an "S" election (or similar election), or for which an "S" election (or similar election) is effective, including the date of the election, its effective date, the date of any termination of such election, if any, and the cause of such termination. Except as set forth on Schedule 4.17, such election is effective for each year from its effective date up to and including the Closing Date.

                  (b) The Company (i) has duly filed or caused to be filed on a timely basis with the appropriate Governmental Authorities all Tax Returns of or relating to the Company or its income, assets or business which are required to be filed on or before the date hereof, which Tax Returns are true, complete and correct , (ii) has duly paid on a timely basis to the appropriate Governmental Authorities all Taxes required to be paid on or before the date hereof, except for Taxes being contested by the Company in good faith and described on Schedule 4.17 hereto, and (iii) has duly and timely collected or withheld, paid over and reported all Taxes required to have been collected or withheld by it on or before the date hereof.

                  (c) Except as set forth on Schedule 4.17 hereto, (i) no Governmental Authority has asserted any adjustment that could result in an additional Tax for which the Company is or may be liable or that could adversely affect the Company's Tax liability, (ii) there is no pending Proceeding relating to any Tax for which the Company is or may be liable or that could adversely affect the Company's Tax liability and, to the best of each Transferor's knowledge, no Governmental Authority is contemplating such a Proceeding, (iii) no statute of limitations with respect to any Tax for which the Company is or may be liable has been waived or extended, (iv) there is no outstanding power of attorney authorizing anyone to act on behalf of the Company in connection with any Tax, Tax Return or Proceeding relating to any Tax, (v) there is no outstanding closing agreement, ruling request, request to consent to a change in method of accounting, subpoena or request for information with or by any Governmental Authority with respect to the Company, its income, assets or business, or any Tax for which the Company is or may be liable, (v) the Company is not and has never been included in any consolidated, combined or unitary Tax Return, (vi) the Company is not required to include any adjustment under Code
Section 481 (or similar provision of applicable law) in computing its taxable income, and (vii) the Company is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding. Schedule 4.17 hereto sets forth a list of each jurisdiction in which the Company has filed or is required to file a Tax Return, the type of Tax and type of Tax Return filed or required. The Transferors have provided the Transferee with a copy of each Tax Return filed by the Company or which includes the Company within the last three (3) years.

                  (d) The Company has properly accrued and reflected on its books and records all Taxes which have accrued but are not yet payable.

                  (e) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code (or any comparable state, local or foreign Tax provision). The Company is not a party to any Contract or plan that, individually or collectively, could give rise to any payment that would not be deductible by reason of Section 162, 280G or 404 of the Code (or any comparable state, local or foreign Tax provision). The Company does not have any "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or 168(h), respectively, of the Code (or any comparable state, local or foreign Tax provision). None of the assets of the Company is required to be treated as being owned by any other Person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect prior to the repeal of said provision (or any comparable state, local or foreign Tax provision). The Company has never made or been required to make an election under Section 338 of the Code.

            4.18. Trade Rights. The Trade Rights included in the Assets are adequate for the Company to conduct the Business as now operated. Except as set forth on Schedule 4.18 hereto, the Company is not a licensor or a licensee in respect of any such Trade Right, and no such Trade Right is the subject of any federal, state or local registration or application for registration. No such Trade Right conflicts with or infringes on, and there has been no misappropriation or unauthorized use by the Company of, any Trade Right of any other Person, and, to the best of each Transferor's knowledge, except as set forth on Schedule 4.18, no Trade Right of any other Person conflicts with or infringes on, and there has been no misappropriation or unauthorized use by any other Person of, any Trade Right of the Company.

            4.19. Employees;  Labor  Disputes.  Except as set forth on  Schedule
4.19 hereto, the Company is not a party to any collective bargaining, union representation or other labor contract or arrangement; the Company has not received any notice from any labor union or group of employees that such union or group represents or intends to represent any of the employees of the Company; and, to the best of each of the Company's knowledge, no strike or work interruption by any of its employees is planned, under consideration, threatened or imminent. At no time during the past five years has the Company experienced any strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other group of employees, or been involved in or the subject of any grievance, dispute or controversy by or with any union or labor organization or any other group of employees or any pending or threatened Proceeding based on or related to any employment grievance, dispute or controversy or received any notice of any of the foregoing, other than immaterial disputes with employees in the ordinary course of business.

            4.20. Directors, Officers and Employees. Schedule 4.20 hereto is a complete and correct list of the names and current annual salary, commission and perquisite arrangements, written or unwritten, for each director and officer and each other employee of the Company as of April 30, 1998, and the bonus, if any, paid to each such director, officer or other employee during 1997 (other than Robert T. Cooper, with respect to whom such information has previously been provided to the Transferee). Except as set forth on Schedule 4.20 hereto, to the best of each Transferor's knowledge, no employee listed thereon intends to terminate his employment relationship with the Company. Except as set forth on Schedule 4.20 hereto, no director, officer, stockholder or Affiliate of the Company or any relative, associate or agent of such director, officer, stockholder or Affiliate has any interest in any property owned by the Company or used in the Business or is a party, directly or indirectly, to any contract for employment or otherwise or any lease or has entered into any transaction with the Company, including, without limitation, any contract for the furnishing of services by, or rental of real or personal property from or to, or requiring payments to, any such Affiliate. Schedule 4.20 hereto sets forth all memberships in country clubs or other resort, recreational or entertainment facilities or organizations owned or paid for, or the dues for which are borne, by the Company, and all vehicles, apartments and other facilities owned, leased or operated by the Company and not listed on any other Schedule hereto. The Company has delivered to the Transferee complete and correct copies of all agreements referred to on Schedule 4.20 hereto, other than letters offering employment to certain past and present employees of the Company pursuant to which the Company has no severance or similar obligation to any such employees (other than draws and commissions payable to salesmen).

            4.21. Employee Benefits.

                  (a) Schedule 4.21 hereto sets forth a complete and correct list of all Employee Plans either maintained or to which contributions have been made by the Company (which for purposes hereof shall include any subsidiary or trade or business that together with the Company or any of its subsidiaries would be deemed a "single employer" within the meaning of Section 4001 of ERISA).

                  (b) The Company has never maintained or contributed to any Employee Plan subject to Title IV of ERISA. Except as set forth on Schedule 4.21 hereto, the Company has no liability on account of any Employee Plan, including without limitation for (a) contributions accruing or due under any such Employee Plan with respect to periods prior to the date hereof; (b) fiduciary breaches by the Company, any employee of the Company or, to the best of each Transferor's knowledge, any other Person under ERISA or any other applicable Law; or (c) income Taxes by reason of non-qualification of any Employee Plan.

                  (c) Each of the Employee Plans which is intended to qualify under Section 401(a) of the Code has received, favorable and unrevoked determination letters from the Internal Revenue Service that it qualifies and is exempt from taxation pursuant to Section 501(a) of the Code. The Company has complied in all material respects with all requirements under Section 4980B of the Code and any proposed or final regulations promulgated thereunder. With respect to each Employee Plan, (a) the Company is in compliance in all material respects with the requirements prescribed by all applicable Laws, including without limitation ERISA and the Code, and Orders, and (b) there is no Proceeding (other than routine claims for benefits) pending or, to the best of each Transferor's knowledge, threatened, with respect to any Employee Plan or against the assets of any Employee Plan.

                  (d) The Company neither contributes to nor maintains, nor has ever contributed to nor maintained, any Employee Plan that is a defined benefit plan under Section 3(35) of ERISA or a Multiemployer Plan.

                  (e) The Company has taken no action and has not made any filing to terminate any of the Employee Plans. A partial termination has not occurred with respect to any of the Employee Plans.

                  (f) No Employee Plan provides benefits, including without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) deferred compensation benefits accrued as liabilities on the books of the Company or of any Employee Plan, or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

                  (g) Except as set forth on Schedule 4.21 hereto, with respect to each such Employee Plan, the Company has delivered or made available to Transferee copies of (a) the plan, related trust documents and amendments thereto, (b) the most recent summary plan description, Internal Revenue Service favorable determination letter and annual report, and (c) the most recent actuarial valuation.

                  (h) No event has occurred for which, and there exists no condition or set of circumstances under which, (a) the Company, in respect of any Employee Plan, or any Employee Plan, could be subject to or incur any material liability under any applicable Law, including without limitation ERISA and the Code, or Order.

            4.22. Suppliers and Customers. Schedule 4.22 hereto is a complete and correct list of the names and addresses of the ten (10) largest suppliers, ten (10) largest customers and ten (10) largest independent contractors of the Company during the Company's fiscal year ended December 31, 1997 (the "1997 Fiscal Year") and the total sales to or purchases from such customers or suppliers made by the Company, during the 1997 Fiscal Year. No supplier or customer of the Company representing in excess of 5% of the Company's purchases or sales during the 1997 Fiscal Year has advised the Company, formally or informally, and no Transferor has any reason to believe, that any such supplier or customer intends to terminate, discontinue or substantially reduce its business with the Company (in the case of such customers, only with respect to their existing contractual commitments with the Company) by reason of the transactions contemplated by this Agreement or otherwise.

            4.23. Insurance. Schedule 4.23 hereto is a complete and correct list and a brief description (including the insurer, policy number, type of insurance, coverage limits, deductibles, current premium, expiration dates and any special cancellation conditions) of all insurance maintained by the Company. Such insurance (a) provides coverage against hazards and risks customarily insured against by comparable businesses, and (b) is in full force and effect. To the best of each Transferor's knowledge, no insurer intends to cancel or to refuse to renew any insurance listed on Schedule 4.23 hereto and there is no basis for any such cancellation or non-renewal. No insurer has disputed or, to the best of each Transferor's knowledge, intends to dispute any claim made under any policy listed on Schedule 4.23 hereto, and, to the best of each Transferor's knowledge, no event has occurred and no circumstance exists which would excuse the performance by any insurer of any of its obligations under any such policy with respect to such claim. The Company has never been refused any insurance for which it has applied, nor has any insurance carried by the Company been canceled (other than at the Company's request).

            4.24. Brokers or Finders. Neither the Company nor any Transferor has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation from the Transferee or the Company relating to any such employment or engagement by the Company or any Transferor.

            4.25. No Misrepresentation by the Transferors. No representation or warranty by any Transferor in this Agreement or in any instrument, certificate, schedule or other document furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading. No Transferor knows of any fact, event or circumstance that has occurred or exists, or that is likely to occur or exist, and that has had or may have a material adverse effect on the Business, the Assets or the financial or other condition of the Company, except such facts, events or circumstances as have been disclosed in this Article 4.

            4.26. Accounting Matters. To the best knowledge of the Transferors, neither the Company nor any of its Affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by the Transferee or any of its Affiliates) would prevent the Transferee from accounting for the Reorganization as a "pooling-of-interests" for accounting purposes.

            4.27. Year 2000. All of the Company's equipments systems, software (other than shrinkwrap software available to retail customers generally), data and databases (other than data provided to it by its customers), and applications designed for each of its customers (to the extent represented by the Company in the applicable contract with such customer) (collectively, the "Systems"), is Year 2000 Compliant (as hereinafter defined). For purposes of this Agreement, "Year 2000 Compliant" shall mean: (a) the occurrence in or use by the Systems of dates before, on or after January 1, 2000 will not adversely affect the performance of the Systems with respect to date-dependent data, computations, output or other functions, including, without limitation, calculating, comparing and sequencing; (b) the Systems will not abnormally end or provide invalid or incorrect results as a result of date-dependant data; and
(c) the Systems can accurately recognize, manage, accommodate and manipulate date-dependant data, including, without limitation, single century formulas and leap years.

            4.28. Acquisition for Investment. Each Transferor is acquiring the Icon Shares for his own account, for investment and with no present intention of distributing, reselling or otherwise disposing of the Icon Shares. Each Transferor is a sophisticated investor and he either (i) has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of his investment in the Icon Shares, or (ii) has obtained independent professional financial advice sufficient to enable him to evaluate the merits and risks of his investment in the Icon Shares.

      (B) Each Identified Transferor hereby represents and warrants, solely as to himself or herself, to the Transferee as follows:

            4.29. Power and Authority of the Identified Transferors. Such Identified Transferor has full legal capacity, power and authority to execute and deliver each of the Transaction Documents and to assume and perform his obligations hereunder and thereunder. Each of the Transaction Documents has been duly executed and delivered by such Identified Transferor, and is a legally valid and binding obligation of such Identified Transferor, enforceable against such Identified Transferor in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles limiting the availability of certain remedies. The execution and delivery of each of the Transaction Documents do not, and the performance by such Identified Transferor of his obligations hereunder and thereunder, will not, conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person under, any Contract, or result in the creation or imposition of any Lien upon any of the Frontier Shares owned by such Identified Transferor under the terms of, any Contract, Lien or Order to which such Identified Transferor is a party or is subject or which is or purports to be binding upon him.

            4.30. Consents of the Identified Transferors. Except as set forth on
Schedule 4.30 hereto, no Consent of, or notice to, any Person is required as to such Identified Transferor in connection with such Identified Transferor's execution and delivery of any of the Transaction Documents or the performance of such Identified Transferor's obligations hereunder and thereunder, where the failure to obtain that Consent or give that notice would have an adverse effect upon the Company, the Assets or the Business or prohibit, invalidate, or make unlawful, in whole or in part, any of the Transaction Documents, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby.

            4.31. Litigation Affecting the Identified Transferors. No Proceeding is pending or, to the best of such Identified Transferor's knowledge, threatened against or affecting such Identified Transferor in which an unfavorable outcome would have an adverse effect upon the Company, the Business or the Assets or prohibit, invalidate, or make unlawful, in whole or in part, any of the Transaction Documents, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. Such Identified Transferor is not in default in respect of any Order, nor is there any such Order enjoining such Identified Transferor in respect of, or the effect of which is to prohibit or curtail such Identified Transferor's performance of, his obligations under any of the Transaction Documents.

            4.32. Ownership of Frontier Shares by the Identified Transferors. Such Identified Transferor owns the Frontier Shares set forth opposite his name on Schedule 2.1 hereto beneficially and of record, free and clear of all Liens whatsoever.

            4.33. Brokers or Finders of the Identified Transferors. Such Identified Transferor has not employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation from the Transferee or the Company relating to any such employment or engagement by such Identified Transferor.

            4.34. Passive Stockholders. Such Identified Transferor has at all times acted as a passive investor and stockholder in the Company, and has never been involved in any aspect of the management or operations of the Company or the conduct of the Business.

            4.35. Acquisition for Investment. Such Transferor is acquiring the Icon Shares for his own account, for investment and with no present intention of distributing, reselling or otherwise disposing of the Icon Shares. Such Transferor is a sophisticated investor and he either (i) has such knowledge and experience in financial and business matters such that he is capable of evaluating the merits and risks of his investment in the Icon Shares, or (ii) has obtained independent professional financial advice sufficient to enable him to evaluate the merits and risks of his investment in the Icon Shares.

      5. The Transferee's Representations and Warranties. The Transferee hereby represents and warrants to each Transferor as follows:

            5.1. Organization. The Transferee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and carry on its business in the manner and places where such assets are now owned and such business is now being conducted. Complete and correct copies of the Transferee's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of the State of Delaware, and the Transferee's By-laws, including all amendments thereto, certified by the Secretary of the Transferee, have been delivered to Transferor. The Transferee is Licensed to transact business as a foreign corporation in each jurisdiction where such License is required under applicable law in light of the location or character of its assets or the operation of its business, except where the failure to be so Licensed would not have a material adverse effect on the Transferee.

            5.2. Power and Authority. The Transferee has full corporate power and authority to execute and deliver each of the Transaction Documents and to assume and perform its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Transferee and the performance of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action on the part of the Transferee. Each of the Transaction Documents has been duly executed and delivered by the Transferee, and is a legally valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles limiting the availability of certain remedies. The execution and delivery of each of the Transaction Documents do not, and the performance by the Transferee of its obligations hereunder and thereunder will not, violate any provision of the Transferee's Certificate of Incorporation or By-laws and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person, or result in the creation or imposition of any Lien upon the Transferee or any of its assets or the acceleration of the maturity or date of payment or other performance of any obligation of the Transferee by reason of the terms of, any agreement, indenture, instrument, license, lease, Lien or Order to which the Transferee is a party or is subject or which is or purports to be binding upon it.

            5.3.  Consents.  Except  as set forth on  Schedule  5.3  hereto,  no
Consent of, or notice to, any Person is required as to the Transferee in connection with the Transferee's execution and delivery of any of the Transaction Documents or the performance of the Transferee's obligations hereunder and thereunder, where the failure to obtain that Consent or give that notice would have an adverse effect upon the Transferee or its assets or business or prohibit, invalidate, or make unlawful, in whole or in part, any of the Transaction Documents, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby.

            5.4. Litigation. No Proceeding is pending or, to the best of the Transferee's knowledge, threatened against or affecting the assets, operations or financial or other condition of the Transferee in which an unfavorable Order would prohibit, invalidate, or make unlawful, in whole or in part, any of the Transaction Documents, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. The Transferee is not in default in respect of any Order, nor is there any such Order enjoining the Transferee in respect of, or the effect of which is to prohibit or curtail the Transferee's performance of, its obligations under any of the Transaction Documents.

            5.5. Capitalization. The authorized capital stock of the Transferee consists of 50,000,000 shares of Icon Common Stock, and 1,000,000 shares of preferred stock, par value $.01 per share ("Icon Preferred Stock"), of which, at March 31, 1998, 15,025,285 shares of Icon Common Stock and no shares of Icon Preferred Stock were issued and outstanding. The Icon Shares have been duly authorized and, upon the delivery at the Closing of the Icon Shares to the Transferors and the Escrow Agent, as applicable, in exchange for the Frontier Shares, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

            5.6. Financial Statements and Other Corporate Information. The Transferee has furnished to the Transferors copies of the Annual Report on Form 10-K of the Transferee for the fiscal year ended December 31, 1997 and Quarterly Report on Form 10-Q of the Transferee for the quarter ended March 31, 1998, each as filed with the SEC. The financial statements of the Transferee contained in the aforesaid report fairly presents the financial position of the Transferee as at the date specified and the results of operations and cash flows of the Transferee for the period specified, in conformity with generally accepted accounting principles consistently applied (except as described in the notes thereto). Such report, as of the respective date on which it was filed with the SEC, did not contain any untrue statement of a material fact or fail to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            5.7. No Material Adverse Change. Since December 31, 1997, there has been no material adverse change in the condition (financial or other), business, assets or results of operations of the Transferee and no event has occurred that has been or is required to be reported in a Current Report on Form 8-K and filed with the SEC.

            5.8. No Registration Required. The issuance of the Icon Shares pursuant to this Agreement will be exempt from registration under the Securities Act and applicable state securities laws.

            5.9. Acquisition for Investment. The Frontier Shares acquired by the Transferee pursuant to this Agreement are being acquired for investment only and not with a view to the distribution thereof, and the Transferee will not offer to sell or otherwise dispose of the Frontier Shares so acquired by it in violation of any of the registration requirements of the Securities Act or any applicable state securities or blue sky laws.

            5.10. Listing of Icon Common Stock. The shares of Icon Common Stock currently outstanding currently are listed on the NASDAQ National Market and no Proceeding is pending or, to the Transferee's knowledge, threatened seeking to delist the Icon Common Stock from such market.

            5.11. Brokers or Finders. Except for The Levin Group, the Transferee has not employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation from the Transferee or the Company relating to any such employment or engagement by the Transferee, other than The Levin Group and with respect to which the Transferee shall be solely responsible.

      6.    Covenants.

            6.1. Best Efforts. From and after the date hereof and until the Closing, the Transferee and the Transferors shall use their respective best efforts, and shall cooperate with each other, to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

            6.2. Company to Conduct Business in the Ordinary Course. From and after the date hereof and until the Closing, except as otherwise provided elsewhere herein or as the Transferee may otherwise consent (which consent shall not be unreasonably withheld), the Transferors shall cause the Company:

                  (a)   to conduct the Business in ordinary course;

                  (b) to preserve the Business and Assets and use its best efforts to maintain the Company's relationship with customers and other Persons with which it has business dealings;

                  (c) not to sell, lease, transfer or dispose of any Asset, other than sales of merchandise from inventory in the ordinary course of business, or terminate any material Contract;

                  (d) to use its best efforts to maintain all Licenses and Consents listed on Schedule 4.16 hereto;

                  (e) to use its best efforts to maintain all insurance listed on Schedule 4.23 hereto in full force and effect;

                  (f) except as required under a Contract, not to increase the compensation or other employment benefits payable to or for the benefit of any employee of the Company; provided, however, the Company may accrue bonuses to employees in an aggregate amount not to exceed $475,000 and to be paid upon the terms and conditions previously disclosed to the Transferee;

                  (g)   not  to  amend  its  Certificate  of   Incorporation  or
By-laws;

                  (h) not to merge or consolidate with any other Person or effect any capital reorganization;

                  (i) not to declare, set aside or pay any dividend or make or commit to make any other distribution in respect of the Frontier Shares, except for distributions to each Transferor in an amount sufficient to pay estimated Taxes attributable to such Transferor's pro rata share of the Company's income;

                  (j) not to issue (i) any shares of any class of capital stock of the Company, or (ii) any securities convertible into or otherwise providing any Person with the right to acquire any shares of any class of capital stock of the Company; and

                  (k) not to acquire the business or assets, substantially as a whole, of any other Person or make any capital expenditure in excess of $25,000.

            6.3. Further Information. From and after the date hereof and until the Closing, the Transferors shall furnish to the Transferee such information with respect to the Company, as the Transferee may from time to time reasonably request and shall permit the Transferee and its authorized representatives access during regular business hours and upon reasonable notice to conduct, at the Transferee's sole expense, a physical inventory of the Assets, to inspect the Real Property, to examine the books and records of the Company (which the Company shall assemble and maintain at its principal executive offices) and to make inquiries of responsible Persons designated by the Transferors with respect thereto; provided that any information so disclosed to the Transferee shall not constitute an additional representation or warranty of the Transferors beyond those expressly set forth in Article 4; and provided further that all such information shall be subject to Section 6.5 hereof.

            6.4. Public Announcements. From and after the date hereof and until the Closing, neither the Transferee, on the one hand, nor any Transferor, on the other hand, shall make any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of the other party (which consent shall not be unreasonably withheld), unless such announcement is required by Law (including, without limitation, as to the Transferee, any notice or announcement in accordance with any applicable federal or state securities Law), in which case the other party shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.

            6.5.  Confidentiality.

                  (a) The Transferee acknowledges that all information relating to or concerning the Business and affairs of the Company, including, without limitation, all product information, customer and supplier lists, marketing and sales data, personnel and financing and Tax matters is proprietary to the Company and that its confidentiality is absolutely essential to the operation of the Business. Accordingly, from and after the date hereof and until the Closing (as well as following the proposed Closing Date, in the event that this Agreement is terminated pursuant to Section 10 hereof), the Transferee shall not use or disclose to any Person any such information, without Robert T. Cooper's or the Company's prior written consent, except as may be necessary in order to effect the transactions contemplated hereby (provided that any Person to whom any such information is disclosed shall agree in writing to be bound by the provisions of this Section 6.5(a)) or as may be required by Law (in which case the Transferee shall promptly give notice to the Company and the Transferors of any demand, subpoena, order or legal process requiring disclosure so that the Company and the Transferors may seek a protective order or other confidential treatment of such information), unless, with respect to disclosure of such information to a third-party, the Transferee can demonstrate that such information was already publicly available or known to such Person without any breach or violation of any confidentiality agreement for the benefit of the Transferors or the Company; and

                  (b)   The Company  and each  Transferor  acknowledge  that all
information relating to or concerning the business and affairs of the Transferee, including, without limitation, all product information, customer and supplier lists, marketing and sales data, personnel and financing and Tax matters is proprietary to the Transferee and that its confidentiality is absolutely essential to the operation of the Transferee's business. Accordingly, from and after the date hereof and until the Closing (as well as following the Closing, in the event that this Agreement is terminated pursuant to Section 10 hereof), neither the Company nor any Transferor shall use or disclose to any Person any such information, without the Transferee's prior written consent, except as may be necessary in order to effect the transactions contemplated hereby (provided that any Person to whom any such information is disclosed shall be bound by the provisions of this Section 6.5(b)) or as may be required by Law (in which case the Company or such Transferor, as the case may be, shall promptly give notice to the Transferee of any demand, subpoena, order or legal process requiring disclosure so that the Transferee may seek a protective order or other confidential treatment of such information), unless, with respect to disclosure of such information to a third-party, the Company or such Transferor, as the case may be, can demonstrate that such information was already known to such Person without any breach or violation of any confidentiality agreement for the benefit of the Transferee.

            6.6. Lien Searches. Prior to the Closing, the Transferors shall conduct, or cause to be conducted by a nationally recognized service company, as of a date or dates as late as reasonably practicable prior to the Closing Date, a search or survey of Liens, including without limitation security interests and other notice filings under the Uniform Commercial Code, Tax Liens and judgment Liens, of record in each jurisdiction where Assets are located or in which the Company conducts the Business, upon, against or affecting the Assets.

            6.7. Termination of SAR Plan. Prior to or concurrently with the Closing, the Transferors shall cause the Company to terminate its Stock Appreciation Rights Plan (the "SAR Plan") and make the required payments to participants thereunder in an aggregate amount not to exceed $10,000 (the "Closing SAR Payments").

            6.8.  Tax Returns and Payments.

                  (a) Prior to the Closing, no Transferor shall take or fail to take any action or permit the Company to take or fail to take any action which could result in the termination of any "S" corporation election (or similar election) of the Company. The Transferors shall duly file or cause to be filed on a timely basis all Tax Returns of, relating to or which include the Company, its income, assets or business, for all Pre-Closing Periods. Such Tax Returns shall be true, correct and complete, shall be filed on a basis consistent with prior Tax Returns of or relating to the Company, its income, assets or business, and shall not make, amend or terminate any election by the Company (or to which the Company is subject) or change any Tax accounting method, practice or procedure of the Company, without the Transferee's prior written consent. The Transferors shall give the Transferee a copy of each such Tax Return for its review with sufficient time for comments and corrections prior to filing. The Transferors shall cause the Company to timely and properly withhold and collect, pay over and report all Taxes required to be withheld or collected by the Company on or before the Closing Date. After the Closing, the Transferors and the Transferee shall cooperate with each other (and with the Company) at all reasonable times in connection with the preparation and filing of any Tax Return, making any determination under this Agreement and verifying issues relating to Taxes.

                  (b) Subject to the provisions of Section 11.5 hereof, the Transferors shall be responsible for and shall timely pay all Taxes, including, without limitation, any Taxes resulting from a Proceeding for which the Company is or may be liable with respect to any Pre-Closing Period, except to the extent that such amount has been accrued and provided for in the Company's financial statements through the Closing Date. In addition, subject to the provisions of Sections 6.8(g) and 6.8(h) hereof, the Transferors shall be entitled to receive all refunds of Taxes with respect to any Pre-Closing Period, to the extent that such Taxes were originally paid by the Transferors. Subject to the provisions of
Section 11.5 hereof, the Transferors shall indemnify the Company, the Transferee and their respective Affiliates, as the case may be (collectively, the "Taxpayer"), and hold the Taxpayer harmless, on an after-Tax basis, from and against any (i) Taxes with respect to a Pre-Closing Period for which the Taxpayer is or may be liable, (ii) the effect, if any, on the Taxpayer in any period that ends after the Closing Date of an adjustment with respect to a Pre-Closing Period and (iii) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Transferee, the Company or their Affiliates in connection therewith or in enforcing its rights or collecting any amounts due hereunder. This indemnity shall apply notwithstanding any investigation made by the Transferee in connection with the transactions contemplated by this Agreement or, its receipt, examination, filing of or commenting on any Tax Return, and shall be separate and independent of any other indemnity between the parties hereto.

                  (c) The Transferee shall promptly forward to the Transferors a copy of all written communications from any Governmental Authority received by the Taxpayer relating to any Pre-Closing Period. The Transferors shall promptly forward to the Transferee a copy of all written communications from any Governmental Authority received by any Transferor relating to any Pre-Closing Period for which the Taxpayer is or may be liable.

                  (d) The Transferee shall not settle or make any payment of any amount claimed to be due with respect to a proposed adjustment described above for at least 15 days after giving notice thereof to the Transferors under
Section 6.8(c) hereof. If, within such 15-day period, the Transferee receives from a majority in interest of the Transferors in writing a request that the proposed adjustments be contested, which includes a reasonable basis in fact or in law for such contest, and acknowledges their liability under this indemnity, the Taxpayer shall contest such proposed adjustments in good faith and agrees to consult with such Transferor regarding the contest and to keep such Transferor informed as to its progress, all at such Transferor's expense.

The Transferors shall cooperate with the Taxpayer in connection with any Proceeding. The Transferors may participate in the Proceeding at their own expense; provided, however, that the Taxpayer shall retain full control over the Proceeding. The decision of a court of competent jurisdiction as to the outcome of such contest which has become final shall be conclusive and binding on the parties. The Taxpayer shall not be required to appeal.

                  (e) Any Taxes for a period which includes but does not end on the Closing Date shall be allocated between the Pre-Closing Period and the balance of the period in accordance with this Section 6.8(e). To the extent permitted under applicable Law, the parties shall elect to treat the Tax period as ending at the close of business on the Closing Date. Where applicable Law does not permit such an election to be made, the taxable income or other Tax base for the entire period shall be allocated between the Pre-Closing Period and the balance of the period on the basis of an interim closing of the books at the close of the Closing Date, except that exemptions, allocations and deductions calculated on an annual basis shall be apportioned on the basis of the relative number of days in the Pre-Closing Period and in the balance of the period. Notwithstanding the foregoing, any real estate or personal property Taxes shall be allocated on the basis of the relative number of days in the Pre-Closing Period and in the balance of the applicable period.

                  (f) The Transferors shall timely file all required stock transfer, real or personal property transfer, sales, use and other transfer Tax Returns and pay when due any such Taxes in connection with the transactions contemplated by this Agreement.

                  (g)   Notwithstanding  anything to the  contrary  contained in
Section 6.8(b) hereof, (i) to the extent that the aggregate amount of all dividends and other distributions made by the Company to the Transferors during the period commencing on January 1, 1998 and continuing through and including the Closing Date (the "Stub Period"), excluding the distribution in the amount of $201,111 made during January 1998, is less than 43.8% of the Company's Taxable Income (as defined below) with respect to the Stub Period (the "Deficiency Amount"), the Transferee shall cause the Company to, following the Closing, pay to the Transferors the Deficiency Amount, and (ii) to the extent that the aggregate amount of all dividends and other distributions made by the Company to the Transferors during the Stub Period is greater than 43.8% of the Company's Taxable Income with respect to the Stub Period (the "Surplus Amount"), the Transferors shall pay to the Company the Surplus Amount, all in accordance with the provisions of Section 6.8(h).

                  (h) Following the Closing, Ernst & Young LLP ("E&Y") shall, at the sole cost and expense of the Company, prepare the Company's Federal income tax return with respect to the Stub Period (the "Stub Period Tax Return") and a calculation of any Deficiency Amount or Surplus Amount, as the case may be. The Transferors shall promptly thereafter deliver a copy of the Stub Period Tax Return and the calculation of the Deficiency Amount or Surplus Amount to the Transferee. The Transferee shall have a period of thirty (30) days following the Transferees receipt thereof to deliver to the Transferors written notice of any objection to the Deficiency

Amount or the Surplus Amount determined by E&Y. In the event of such a dispute, the Transferors and the Transferee shall attempt to reconcile their differences and any resolution by them as to any disputed amount shall be final, binding and conclusive on the parties. If the Transferors and the Transferees are unable to reach a resolution as to any disputed amount within thirty (30) days of the date of receipt by the Transferors of the written notice of dispute from the Transferee, the items remaining in dispute shall be submitted for resolution to an independent "big six" certified public accounting firm (other than E&Y or Price Waterhouse LLP) upon which the Transferors and the Transferee shall mutually agree (the "Arbitrator"), who shall, within thirty (30) days of such submission, determine and report to the Transferors and the Transferee upon such remaining disputed items, and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Arbitrator shall be borne equally by the Transferors, on the one hand, and the Transferee, on the other hand. Except as otherwise provided in the first sentence of this Section 6.8(h), the Transferors and the Transferee shall each bear the fees and disbursements of their own accountants and other advisors in connection with the matters that are the subject of this Section 6.8(h). Within ten (10) days following the final determination of the Deficiency Amount or Surplus Amount, as the case may be, after resolution of any disputes as provided above, the Transferee shall cause the Company to pay the Deficiency Amount to the Transferors, or the Surplus Amount shall be paid by the Transferors to the Transferee in accordance with instructions provided by the recipient(s) at that time. For purposes hereof, the term "Taxable Income" shall mean the Company's taxable income as indicated on the Stub Period Tax Return.

            6.9. Pooling and Tax-Free Reorganization Treatment. Neither the Company nor any of the Transferors shall intentionally take or cause to be taken any action, whether or not at, prior to or after the Closing, which would disqualify the Reorganization as a "pooling of interests" for financial accounting purposes or as a tax-free "reorganization" within the meaning of
Section 368(a) of the Code.

            6.10. No-Shop. From and after the date hereof and continuing until the Closing or the earlier termination of this Agreement pursuant to Section 10 hereof, the Company and each Transferor hereby covenants and agrees that it will not, and will not authorize any officer, director, employee or agent of the Company or any Affiliate of the Company to, or authorize any investment banker, attorney, accountant or other representative retained by the Company, any Transferor or any Affiliate of the Company to, directly or indirectly, without the written consent of the Transferee, solicit or encourage, furnish any information with respect to the Company to any Person in connection with, or engage in any discussions with any other Person in connection with any proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in the Company or a substantial portion of the Company's assets, other than as contemplated by this Agreement. The Company and each Transferor hereby covenants and agrees that it will promptly advise the Transferee of any offer, solicitation or request for information received by it from any Person, including the identity of the Person making such offer, solicitation or request and the nature and terms (if any) of any such offer, solicitation or request. Additionally, the Company will immediately request in writing that all materials concerning the Company previously provided to any Person in connection with any such negotiations or discussions be returned to the Company as soon as possible. Without in any way limiting the generality of the foregoing, in the event that (a) this Agreement is terminated pursuant to
Article 10 hereof and the Transferee was not then in breach or default under this Agreement, and (b) within eight (8) months following the date hereof, either the Company or any Transferor enters into a definitive agreement with respect to any transaction or series of related transactions relating to the acquisition of a majority of the shares of the Company's capital stock or a majority of the Company's assets or business, whether through direct purchase, merger, consolidation or other business combination (a "Sale Transaction"), then, immediately upon the consummation of such Sale Transaction, the Transferors shall pay, or cause the Company to pay, to the Transferee a sum equal to the greater of (i) $1,000,000 or (ii) 50% of the amount (if any) by which the purchase price paid in connection with such Sale Transaction exceeds $12,000,000.

            6.11. Financial Statements. From and after the date hereof and until the Closing, the Transferors shall cause the Company to prepare and deliver to the Transferee, within ten (10) days of the end of each month, monthly financial statements concerning the Company consistent with the manner in which such statements have been customarily prepared by the Company prior to the date hereof.

            6.12. Certain Lease Obligations. From and after the Closing, the Transferee shall indemnify and defend Robert T. Cooper and Natalie Cooper (collectively, the "Coopers") against, and hold the Coopers harmless from, any damage, loss, liability, obligation, or expense (including, without limitation, reasonable attorneys' fees and disbursements) which the Coopers may suffer or incur based upon or resulting from the failure of the Company to satisfy any of its obligations under any of the equipment leases set forth on Schedule 6.12 hereto (the "Identified Leases"); provided, however, that the foregoing indemnification with respect to any Indemnified Lease shall not apply to the extent that the Company is in default under such Indemnified Lease as of the Closing Date. In addition, following the Closing, the Transferee shall use its commercially reasonable efforts to cause the Coopers to be released as soon as reasonably practicable from all personal guaranties they have previously provided in favor of the applicable lessors with respect to the Identified Leases.

      7.    Conditions to Closing.

            7.1. Conditions of the Transferee's Obligation to Close. The obligation of the Transferee to consummate the Reorganization in accordance herewith shall be subject to the satisfaction (or waiver) prior to or at the Closing of each of the following conditions:

                  (a) the representations and warranties made by the Transferors herein shall be true and correct in all material respects on and as of the Closing Date (provided that the Transferee's participation in the Closing shall not in any way be deemed to waive any claim it may have for breach of any representation or warranty whether or not such breach was material);

                  (b) the Transferors shall have, in all material respects, performed and complied with all obligations and conditions to be performed or complied with by them hereunder;

                  (c) no Order or Law shall be in effect which prohibits the Transferee from consummating the transactions contemplated hereby;

                  (d) each Consent of, or notice to, any Governmental Authority or other Person required to be obtained or made by the Company or any Transferor for the consummation of the transactions contemplated hereunder and for the Transferee to conduct the Business shall have been obtained or given;

                  (e)   the Assets shall be free and clear of all Liens;

                  (f) there shall not have been any material adverse change in the Business since the date of this Agreement;

                  (g) the Transferors shall have delivered to the Transferee a letter, dated the Closing Date, from Ernst & Young LLP as to their concurrence with management of the Company to the effect that if the Reorganization is consummated in accordance with the terms and provisions of this Agreement the Reorganization shall qualify for "pooling of interests" accounting treatment;

                  (h) the Company shall have terminated the SAR Plan, made the Closing SAR Payments and delivered to the Transferee such written evidence thereof as the Transferee shall reasonably request; and

                  (i) the Transferors shall execute and/or deliver at the Closing all of the documents so to be executed and/or delivered by the Transferors pursuant to Section 3.2 hereof.

            7.2. Conditions of the Transferors' Obligation to Close. The obligation of the Transferors to consummate the sale of the Shares in accordance herewith shall be subject to the satisfaction (or waiver) prior to or at the Closing of each of the following conditions:

                  (a) the representations and warranties made by the Transferee herein shall be true and correct in all material respects on and as of the Closing Date (provided that the Transferors' participation in the Closing shall not in any way be deemed to waive any claim any of them may have for breach of any representation or warranty whether or not such breach was material);

                  (b) the Transferee shall have, in all material respects, performed and complied with all obligations and conditions to be performed or complied with by it hereunder;

                  (c) no Order or Law shall be in effect which prohibits the Transferors from consummating the transactions contemplated hereby; and

                  (d) the Transferee shall execute and/or deliver at the Closing all the documents so to be executed and/or delivered by Transferor pursuant to Section 3.3 hereof.

      8.    Investment Undertaking; Registration Rights.

            8.1. Investment Undertaking. Each Transferor confirms his understanding that the Icon Shares to be issued to him pursuant to this Agreement will be "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act, and acknowledges that he will acquire such shares for his own account for investment and not with a view to the distribution thereof. Each Transferor agrees that he will not sell, transfer or otherwise dispose of any of such shares unless (a) a registration statement under the Securities Act with respect to such shares has become, and is at the time of disposition, effective or (b) in the opinion of counsel for the Transferee or other counsel satisfactory to the Transferee (the Transferee hereby acknowledging that, for purposes of this Section 8.1, Klehr, Harrison, Harvey, Branzburg & Ellers LLP shall be deemed satisfactory counsel) the proposed disposition may be made in accordance with the provisions of such Rule 144 or another exemption from registration without constituting a violation of the Securities Act or of any other applicable federal or state securities laws. Except as provided in the immediately preceding sentence and in the Escrow
Agreement and the Affiliate Agreement, however, nothing contained in this Agreement shall restrict the rights of any Transferor to enter into any transaction following the Closing with respect to the Icon Shares, including, without limitation, a "collar", "hedge" or similar transaction. The Transferee acknowledges and agrees that, subject to the provisions of the Affiliate Agreement, the pledge of Icon Shares by any Transferor shall not constitute a violation of this Agreement. Each Transferor further agrees that the Transferee may place on all certificates representing the Icon Shares delivered to him pursuant to this Agreement (or shares issued in replacement thereof) a legend to the effect that the shares represented by such certificates have not been registered under the Securities Act and that the sale, transfer or other disposition of such shares is subject to the provisions of the Securities Act and of this Agreement, a copy of which shall be available for inspection at the office of the Transferee in Weehawken, New Jersey; provided, however, such legend shall state that pledges of the Icon Shares represented thereby are permitted, subject to the restrictions contained in the Affiliate Agreement.

            8.2. Registration Rights. Each of the Transferors shall have registration rights with respect to the Icon Shares issued to the Transferors hereunder as set forth in the Registration Rights Agreement.

      9.    Additional Covenants of the Transferors and the Transferee.

            9.1. Confidentiality. From and after the Closing Date, each Transferor shall keep absolutely confidential all information relating to or concerned with the Company, including, without limitation, all Trade Rights, products and services information, customer and supplier lists, marketing and sales data, personnel and financing and Tax matters. Each Transferor acknowledges that the confidentiality of all such information is absolutely essential to the operation of the Business. No Transferor shall, at any time after the date hereof, use or disclose to any Person any such information, without the Transferee's prior written consent, except as may be required by Law (in which case such Transferor shall promptly give notice to the Transferee of any demand, subpoena, order or legal process requiring disclosure so that the Transferee may seek a protective order or other confidential treatment of such information), unless, with respect to disclosure of such information to a third-party, such Transferor can demonstrate that such information was already in the public domain or known to such Person without any breach or violation of any confidentiality agreement for the benefit of the Transferee.

            9.2. Listing of Icon Shares. Promptly following the Closing, the Transferee shall take all action necessary to qualify the Icon Shares for listing on The Nasdaq Stock Market's National Market. The Transferee shall use its best efforts to maintain the listing of the Icon Common Stock on such market or such other national stock exchange or over-the-counter market as the Transferee's Board of Directors shall determine.

      10.   Termination.

            10.1. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual agreement of the Transferee and all of the Transferors;

                  (b) by the Transferee or the Transferors (if such party is not in breach of or default under this Agreement) giving written notice to such effect to the other party if the Closing shall not have occurred on or before June 30, 1998, or such later date as the parties shall have agreed upon prior to the giving of such notice; or

                  (c) by either the Transferee or the Transferors in the event of a material breach by or default of the other party hereto.

            10.2. Effect of Termination. Upon termination of this Agreement pursuant to Section 10.1 hereof, all obligations of the parties shall terminate except those under Sections 6.5 and 6.10 and Articles 11 and 12 hereof; provided that no such termination shall relieve any Transferor of any liability to the Transferee, or the Transferee of any liability to any Transferor, by reason of any breach of or default under this Agreement.

      11.   Indemnification.

            11.1. Indemnification by Certain of the Transferors. Each Transferor, other than the Identified Transferors, shall indemnify and defend the Transferee against, and hold the Transferee harmless from, any damage (including, without limitation, any diminution in value), loss, liability, obligation or expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements) which the Transferee or any stockholder, director, officer, employee or agent of the Transferee may suffer or incur, including, without limitation, incidental to any claim or any Proceeding against the Transferee or any stockholder, director, officer, employee or agent of the Transferee, based upon or resulting from:

                  (a) the failure of any representation or warranty made by any Transferor to be true on the date hereof and on the Closing Date (provided, however, that the Transferors shall not be required to indemnify the Transferee for any amount of a claim related to a product liability to the extent the Transferee receives insurance proceeds with respect to that claim);

                  (b) any Transferor's failure to perform or to comply with any covenant or condition required of Transferor to be performed or complied with hereunder; or

                  (c) the ownership or operation of the Business or Assets prior to the Closing Date in violation of, or in a manner giving rise to any loss, damage or liability under, any Environmental Law.

            11.2. Indemnification by the Identified Transferors. Each Identified Transferor shall indemnify and defend the Transferee against, and hold the Transferee harmless from, any damage (including, without limitation, any diminution in value), loss, liability, obligation or expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements) which the Transferee or any stockholder, director, officer, employee or agent of the Transferee may suffer or incur, including, without limitation, incidental to any claim or any Proceeding against the Transferee or any stockholder, director, officer, employee or agent of the Transferee, based upon or resulting from:

                  (a) the failure of any representation or warranty made by such Identified Transferor to be true on the date hereof and on the Closing Date; or

                  (b) such Identified Transferor's failure to perform or to comply with any covenant or condition required of such Identified Transferor to be performed or complied with hereunder.

            11.3. Indemnification by the Transferee. The Transferee shall indemnify and defend each Transferor against, and hold each Transferor harmless from, any damage, loss, liability, obligation, damage or expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements) which such Transferor may suffer or incur, including, without limitation, incidental to any claim or any Proceeding against such Transferor, based upon or resulting from:

                  (a) the failure of any representation or warranty made by the Transferee to be true on the date hereof and on the Closing Date; or

                  (b) the Transferee's failure to perform or to comply with any covenant or condition required of the Transferee to be performed or complied with hereunder.

            11.4. Indemnification Procedures. Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding by a third party involving any loss, liability, obligation, damage or expense referred to in Section 11.1, 11.2 or 11.3 hereof, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this Article 11, give written notice to the latter of the commencement of such claim or Proceeding, setting forth in reasonable detail the nature thereof, the basis upon which such party seeks indemnification hereunder and, an estimate, if possible, of the amount of the potential losses, liabilities, obligations, damages and expenses with respect to which indemnification is being sought; provided that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under such Section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice. In case any such Proceeding is brought against an indemnified party, and provided that proper notice is duly given, the indemnifying party shall assume the defense thereof insofar as such proceeding involves any loss, liability, obligation, damage or expense in respect of which indemnification may be sought hereunder, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the latter as a result of the settlement or compromise thereof (without the written consent of the indemnifying party), except that, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses, including without limitation reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense; provided, however, that the indemnifying party shall not be liable for such expenses on account of more than one separate firm of attorneys (and, if necessary, local counsel) at any time representing such indemnified party in connection with any Proceeding or separate Proceedings in the same jurisdiction arising out of or based upon substantially the same allegations or circumstances. If the indemnifying party shall assume the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall


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



appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may, with the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), make in good faith any compromise or settlement with respect thereto, and recover the entire cost and expense thereof, including without limitation reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof, from the indemnifying party. The indemnification required hereunder, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

            11.5. Survival of Representations and Warranties. The representations and warranties of each party herein shall survive the Closing, notwithstanding any investigation or inquiry made by the other party, and continue until the first anniversary of the Closing Date.

            11.6. Indemnification Threshold, Limitations and Termination.

                  (a) Any other provision hereof notwithstanding, no party hereto shall be required to indemnify any Person pursuant to this Article 11 unless and until the aggregate amount of loss, liability, obligation, damage or expense as to which indemnification would be required from such party (but for the provisions of this Section 11.6) exceeds $50,000, and thereafter such party shall be required, in the manner and to the extent otherwise provided in this Section, to indemnify any Person and to pay all amounts required to be paid by such party in respect to the loss, liability, obligation, damage or expense suffered or incurred by such Person to the extent such amounts exceed $50,000 in the aggregate.

                  (b) The obligations to indemnify and hold harmless a party hereto: (i) pursuant to Sections 11.1(a), 11.2(a) and 11.3(a) hereof shall terminate when the applicable representation or warranty terminates pursuant to
Section 11.5; and (ii) pursuant to Section 11.1(b) (solely with respect to breaches of Sections 6.1, 6.2, 6.3, 6.4, 6.6 and 6.11), 11.2(b) (solely with respect to breaches of Sections 6.1, 6.2, 6.3, 6.4, 6.6 and 6.11) and 11.3(b) (other than with respect to Sections 6.12 and 9.2 hereof) shall terminate at the close of business on the first anniversary of the Closing Date.

                  (c) The liability of each Transferor pursuant to Section 11.1(a), 11.1(b) (solely with respect to breaches of Sections 6.1, 6.2, 6.3, 6.4, 6.6 and 6.11), 11.2(a) and 11.2(b) hereof (solely with respect to breaches of Sections 6.1, 6.2, 6.3, 6.4, 6.6 and 6.11) shall be limited to the total value of the Icon Shares to be received by such Transferor pursuant to the Reorganization as set forth on Schedule 2.1 hereto, such Icon Shares to be valued at the closing price per share of Icon Common Stock as reported on The Nasdaq Stock Market's National Market on the last trading day immediately prior to the Closing Date (the "Closing Value"). In addition, each Transferor may pay and satisfy obligations it may have to the Transferee pursuant to Sections 11.1 or 11.2, as the case may be, by assigning, transferring and delivering to the Transferee Icon Shares to the extent that such Transferor then owns any Icon Shares (such shares to be valued at the Closing Value).

            11.7. Set-Off Against Escrowed Shares. Any indemnity payment required to be made by any Transferor hereunder shall first be made out of, and to the extent of, the Escrowed Shares, in accordance with the terms and provisions of the Escrow Agreement. Except as expressly provided in the preceding sentence, the Transferee shall in no way be limited as to any rights or remedies that may be available to it either in law or in equity.

      12.   Miscellaneous.

            12.1. Limitation of Authority. No provision hereof shall be deemed to create any partnership, joint venture or joint enterprise or association between the parties hereto, or to authorize or to empower any party hereto to act on behalf of, obligate or bind any other party hereto (other than as provided in Section 12.2 below with respect to the right of Robert T. Cooper to act on behalf of each of the Transferors).

            12.2. Transferors' Representative. Each Transferor hereby designates and appoints Robert T. Cooper as the exclusive agent, attorney-in-fact and representative (the "Transferors' Representative") for and on behalf of such Transferor with full power of substitution, to:

                  (a) receive and accept service of any and all notices, requests and other communications to be delivered to the Transferors in accordance with the terms of this Agreement, including, without limitation, service of all legal process;

                  (b) send to the Transferee or its successors or assigns any and all notices, requests and other communications in accordance with the terms of this Agreement; and

                  (c) be each Transferor's sole and exclusive representative to communicate, respond, consent, confess, answer or otherwise act with respect to any matter arising out of or involving this Agreement (including, without limitation, all notices, requests and demands by the Transferee claiming for indemnification under this Agreement) and the Escrow Agreement (including, without limitation, the right to vote the Escrowed Shares). In the event of, and from the time of, Robert T. Cooper's or any successor's resignation, death or disability, the Transferee shall continue to address all notices, requests and other communications to Robert T. Cooper or such other successors as set forth in this Section 12.2, until there is delivered to the Transferee an instrument duly executed by all of the Transferors or their legal representatives appointing a successor to Robert
T. Cooper on all of the same terms and conditions as set forth herein. Ira Brind is hereby designated by each Transferor as successor in the event that Robert T. Cooper is unable to act.

            12.3. Fees and Expenses. Each party hereto shall bear such costs, fees and expenses as may be incurred by it in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay all of the costs of this Agreement and the transactions contemplated hereby incurred on behalf of the Transferors (including, but not limited to, the fees and expenses of the legal, tax and accounting counsel and advisors for the Transferors) up to a maximum amount of $150,000.

            12.4. Notices. Any notice or demand hereunder to or upon any party hereto required or permitted to be given or made shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage paid first-class mail, to such party at the following address:

            To any Transferor:   To the Transferors' Representative, at its
                                 address set forth on Schedule 2.1 hereto

            With a copy to:      Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                                 1401 Walnut Street
                                 Philadelphia, Pennsylvania 19102
                                 Attn: Robert W. Cleveland, Esq.
                                 Fax: (215) 568-6603

            To the Transferee:   1200 Harbor Boulevard
                                 Weehawken, New Jersey 07087
                                 Attn: David L. Goret, Esq.
                                 Vice President, Business Affairs and
                                  General Counsel
                                 Fax: (201) 601-1136

            With a copy to:      Parker Chapin Flattau & Klimpl, LLP
                                 1211 Avenue of the Americas
                                 New York, New York 10036
                                 Attn: Michael Weinsier, Esq.
                                 Fax: (212) 704-6288
or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt; in the case of clause (a)(ii), five
(5) business days after such notice or demand is sent; and, in the case of clause (b), the business day next following the date such notice or demand is sent.

            12.5. Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signing by or on behalf of the parties hereto.

            12.6. Waiver. No course of dealing or omission or delay on the part of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

            12.7. Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York, without regard to principles of choice of law or conflict of laws that would defer to the substantive laws of another jurisdiction.

            12.8. Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York in connection with any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in New York County, New York, or such District and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a)(ii) of Section 12.4 hereof.

            12.9. Remedies. In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages; provided, however, that the indemnification provisions of Article 11 shall be the sole and exclusive remedy with respect to third-party claims for monetary damages.

            12.10.Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

            12.11. Further Assurances. Each party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

            12.12. Assignment.

                  (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any of the parties hereto without the prior written consent of the other party, except that the rights of the Transferee hereunder may be assigned, without the consent of the other parties hereto, to any corporation all of the outstanding capital stock of which is owned or controlled, directly or indirectly, by the Transferee; provided that
(i) the assignee shall assume in writing all of the Transferee's obligations hereunder, and (ii) the Transferee shall not be released from any of its obligations hereunder by reason of such assignment.

                  (b) Notwithstanding the foregoing, the Transferee (including each subsequent assignee of the Transferee) shall have the right to assign any or all of their rights and obligations hereunder to any other person who acquires all or substantially all of the assets and business of the Transferee (or a subsequent assignee of the Transferee); provided that the assignor shall not be released from any of its obligations hereunder by reason of any such assignment.

                  (c) Notwithstanding any provision of this Agreement to the contrary, each Transferor hereby acknowledges and agrees that all of the covenants, representations, warranties and indemnities of the Transferors under this Agreement, and under any other Transaction Document, may be collaterally assigned to any and all lenders to the Transferee or any of its Affiliates, any and all of whom may enforce their rights and remedies in connection with any such collateral assignment or realization thereon to the extent provided in the applicable security agreements and other debt instruments or at law or in equity.

            12.13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

            12.14. Incorporation by Reference. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated in their entirety herein by this reference.

            12.15. Entire  Agreement.   This   Agreement   embodies  the  entire
agreement of the parties hereto with respect to the subject matter hereof and supersede any prior agreement, commitment or arrangement relating thereto.

            12.16.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Transferee, by its duly authorized officer, and each Transferor have duly executed this Agreement as of the day and year first above written.

                                 The Transferee:

                                 ICON CMT CORP.


                                 By: /s/ Scott A. Baxter
                                     --------------------------------
                                     Name:      Scott A. Baxter
                                     Title:     President & CEO


                                 The Transferors:


                                     /s/ Robert Cooper
                                     --------------------------------
                                     ROBERT COOPER


                                     /s/ Natalie Cooper
                                     --------------------------------
                                     NATALIE COOPER


                                 U/D/T 3/18/98 FBO AMANDA JANE COOPER


                                 By: /s/ Natalie Cooper
                                     --------------------------------
                                     Name:      Natalie Cooper
                                     Title:     Trustee


                                 U/D/T 3/18/98 FBO HOLLY ELIZABETH
                                   COOPER

                                 By: /s/ Natalie Cooper
                                     --------------------------------
                                     Name:      Natalie Cooper
                                     Title:     Trustee

                                 U/D/T 3/18/98 FBO EVAN ROBERT COOPER


                                 By: /s/ Natalie Cooper
                                     --------------------------------
                                     Name:      Natalie Cooper
                                     Title:     Trustee


                                     /s/ Craig Douglass
                                     --------------------------------
                                     CRAIG DOUGLASS


                                     /s/ James Burke
                                     --------------------------------
                                     JAMES BURKE


                                     /s/ Ira Brind
                                     --------------------------------
                                     IRA BRIND


                                     /s/ Myrna Brind
                                     --------------------------------
                                     MYRNA BRIND


                                     /s/ Bruce Lindsay
                                     --------------------------------
                                     BRUCE LINDSAY


                                     /s/ Gary Bard
                                     --------------------------------
                                     GARY BARD


                                     /s/ Judy Bard
                                     --------------------------------
                                     JUDY BARD


                                     /s/ Michael Kramer
                                     --------------------------------
                                     MICHAEL KRAMER


                                     /s/ Joan Langer
                                     --------------------------------
                                     JOAN LANGER

                                     /s/ Jonathan Langer
                                     --------------------------------
                                     JONATHAN LANGER


ACCEPTED AND AGREED, solely as to
     Sections 6.5(b) and 6.10 hereof
     (and Article 12 hereof to the
     extent applicable thereto):

FRONTIER MEDIA GROUP, INC.


By:  /s/ Robert T. Cooper
     -------------------------
     Name:     Robert T. Cooper
     Title:    President

                         INDEX TO EXHIBITS AND SCHEDULES
                         -------------------------------


Exhibits
--------

Exhibit A           Form of Escrow Agreement
Exhibit B           [INTENTIONALLY OMITTED]
Exhibit C           Form of Cooper Employment Agreement
Exhibit D           Form of Weissman Employment Agreement
Exhibit E-1         Form of Burke Amendment Agreement
Exhibit E-2         Form of Douglass Amendment Agreement
Exhibit F           Form of Registration Rights Agreement
Exhibit G           Form of Affiliate Agreement
Exhibit H           Form of Klehr, Harrison Legal Opinion
Exhibit I           Form of Parker Chapin Legal Opinion


Schedules

Schedule 2.1        Transferors, Frontier Shares, Closing Shares and Escrowed
                    Shares
Schedule 4.2        Transferors' Consents
Schedule 4.3        Litigation
Schedule 4.4        Foreign Qualifications
Schedule 4.6        Securities Owned
Schedule 4.7        Liabilities or Obligations since December 31, 1997
Schedule 4.8        Certain Changes
Schedule 4.9        Certain Assets and Liens
Schedule 4.10       Contracts
Schedule 4.13       Real Property
Schedule 4.14       Environmental Matters
Schedule 4.15       Bank Accounts
Schedule 4.16       Licenses and Consents
Schedule 4.17       Tax Matters
Schedule 4.18       Certain Trade Rights
Schedule 4.19       Labor Matters
Schedule 4.20       Directors, Officers and Other Employees
Schedule 4.21       ERISA Matters
Schedule 4.22       Suppliers and Customers
Schedule 4.23       Insurance
Schedule 4.30       Identified Transferors' Consents
Schedule 5.3        Transferee's Consents
Schedule 6.12       Certain Lease Obligations